Exhibit 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: CalbaTech, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of CalbaTech, Inc. for the year ended December 31, 2002 of our report dated March 14, 2003 and contained in the Registration Statement No. 333-104837 of CalbaTech, Inc. (formerly Traffic Technologies, Inc.) Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of CalbaTech, Inc. for the year ended December 31, 2002.

                   /s/ Russell Bedford Stefanou Mirchandani LLP
                       Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
April 15, 2004